EXHIBIT 33







                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                           IN AND FOR NEW CASTLE COUNTY



         ----------------------------------------)
         PRAXAIR, INC. and PX ACQUISITION CORP., )
                                                 )
                             Plaintiffs,         )
                                                 )
                        v.                       )     C.A. No. 14648
                                                 )
         CBI INDUSTRIES, INC., JOHN E. JONES,    )
         LEWIS E. AKIN, WILEY N. CALDWELL,       )
         E.H. CLARK, JR., JOHN F. RIORDAN,       )
         GARY E. MACDOUGAL, JOHN T. HORTON,      )
         STEPHANIE PACE MARSHALL, ROBERT T.      )
         STEWART, EDWARD J. MOONEY, ROBERT       )
         J. DAY, and ROBERT G. WALLACE,          )
                                                 )
                             Defendants.         )
         ----------------------------------------)


                                      ANSWER


                   Defendants CBI Industries, Inc. ("CBI"), John E.

         Jones, Lewis E. Akin, Wiley N. Caldwell, E.H. Clark, Jr.,

         John F. Riordan, Gary E. MacDougal, John T. Horton, Stephanie

         Pace Marshall, Robert T. Stewart, Edward J. Mooney, Robert J.

         Day, and Robert G. Wallace, for their answer to the Amended

         Complaint herein, respond as follows:


                   1.   Deny the allegations contained in paragraph 1,

         except admit that:  (a) plaintiffs purport to seek the injunc-

         tive and/or declaratory relief described therein; and (b) CBI is exploring its strategic alternatives in response to plain-

         tiffs' offer to purchase all of CBI's outstanding common stock.








                   2.   Deny the allegations contained in paragraph 2,

         except admit that CBI common stock traded at a price of $30 per share during September 1994 and closed at $20.125 per share on

         October 27, 1995.


                   3.   Deny the allegations contained in paragraph 3,

         except admit that:  (a) on October 29, 1995, Praxair, Inc.

         ("Praxair") announced that it had made a proposal to CBI's

         Board of Directors (the "Praxair Proposal") and respectfully refer the Court to that announcement for the terms thereof; (b)

         on November 3, 1995, PX Acquisition Corp. ("PX") commenced a tender offer for all of CBI's outstanding shares of common stock at a price of $32 per share in cash (the "Tender Offer");

         and (c) that the Tender Offer represented a premium over the market price for CBI shares immediately prior to Praxair's an-

         nouncement of the Praxair Proposal.


                   4.   Deny the allegations contained in paragraph 4,

         except admit that:  (a) on November 16, 1995, CBI announced,

         among other things, that its Board of Directors was rejecting the Tender Offer "as inadequate and not in the best interests of CBI or its stockholders", that the CBI Board has concluded

         "that the interests of the Company's stockholders would be best served by the Company exploring alternatives to maximize stock-

         holder value", and that CBI "has entered into confidentiality











         agreements with certain parties"; and (b) to date, no other party has made an offer to CBI's shareholders.


                   5.   Deny the allegations contained in paragraph 5,

         except admit that the Tender Offer represents a premium over the market price for CBI shares immediately prior to Praxair's announcement of the Praxair Proposal.


                   6.   Deny the allegations contained in paragraph 6.


                   7.   Deny knowledge or information sufficient to form

         a belief as to the truth of the allegations contained in para-

         graph 7, except admit that Praxair is a supplier of various industrial gases.


                   8.   Deny knowledge or information sufficient to form

         a belief as to the truth of the allegations contained in para-

         graph 8.


                   9.   Deny the allegations contained in paragraph 9,

         except admit that:  (a) CBI is a Delaware corporation with its principal place of business in Oak Brook, Illinois; and (b) CBI is a holding company and has classified the operations of its subsidiaries into three major business segments, Contracting

         Services, Industrial Gases and Investments.


                   10.  Admit the allegations contained in paragraph 10,

         except deny that Robert J. Day is a director of CBI.











                   11.  Deny the allegations contained in paragraph 11,

         except deny knowledge or information sufficient to form a be-

         lief as to the truth of the allegations that: (a) Anthony

         Orphanos is a managing director of Warburg Pincus Counselors

         ("Warburg"); (b) Warburg was a manager or co-manager of funds that, as of October 31, 1995, held 1.5 million shares of CBI stock; or (c) Mr. Orphanos made the statement attributed to him by the Chicago Sun Times; and admit that:  (x) CBI's stock price declined between January 1, 1995 and October 27, 1995;

         and (y) the S&P Specialty Chemical Index and the S&P 500 Index

         rose during that same period.


                   12.  Admit the allegations contained in paragraph 12.


                   13.  Deny the allegations contained in paragraph 13,

         except admit that:  (a) on May 19, 1995, Mr. Lichtenberger and

         Mr. Jones met in Chicago, Illinois; (b) at that meeting,

         Mr. Lichtenberger said he wanted to explore whether CBI had any interest in pursuing any one of several possible business

         transactions including, among others, a business combination between Praxair and CBI; and (c) Mr. Jones responded, among other things, that while it was CBI's desire to pursue its business plan as an independent company, the CBI Board would consider any proposal that was made to it in light of the best interests of CBI's stockholders.











                   14.  Deny the allegations contained in paragraph 14,

         except admit that:  (a) on August 28, 1995, Mr. Lichtenberger called Mr. Jones; (b) Mr. Jones informed Mr. Lichtenberger that he was not interested in pursuing any of the possible transac-

         tions discussed at the May 19, 1995 meeting; and (c) at Mr.

         Lichtenberger's request, Mr. Jones agreed to meet with Mr.

         Lichtenberger in New York.


                   15.  Deny the allegations contained in paragraph 15,

         except admit that:  (a) on August 31, 1995, Mr. Lichtenberger and Mr. John A. Clerico, Vice President and Chief Financial

         Officer of Praxair, met with Mr. Jones and Mr. A.J. Schneider,

         Chief Financial Officer of CBI; and (b) Messrs. Lichtenberger

         and Clerico presented their conception of the bases upon which a business combination of CBI and Praxair might proceed.


                   16.  Admit the allegations of paragraph 16.


                   17.  In response to paragraph 17, admit that on Octo-

         ber 27, 1995, Mr. Lichtenberger sent to Mr. Jones the letter annexed as Exhibit A to the Amended Complaint, and respectfully refer the Court to that letter for the complete terms thereof.


                   18.  Deny the allegations contained in paragraph 18,

         except admit that on November 3, 1995, PX commenced the Tender

         Offer and respectfully refer the Court to the Offer to Purchase for the complete terms thereof.











                   19.  Deny knowledge or information sufficient to form

         a belief as to the truth of the allegations contained in para-

         graph 19.


                   20.  Deny the allegations contained in paragraph 20,

         except admit that:  (a) on November 16, 1995, CBI made the

         Schedule 14D-9 filing, a copy of which is annexed as Exhibit B to the Amended Complaint; (b) the Schedule 14D-9 filing states,

         among other things, that the CBI Board has determined that the

         Tender Offer is inadequate and recommends that CBI stockholders reject the Tender Offer; and (c) the Tender Offer price of $32 per share represents a premium of $11.875 per share over the closing market price of CBI common stock on October 27, 1995.


                   21.  Deny the allegations contained in paragraph 21,

         except admit that the CBI Board has not redeemed the Rights issued pursuant to the Company's Rights Agreement with First

         Chicago Trust Company of New York (the "Rights Agreement").


                   22.  Deny the allegations contained in paragraph 22,

         except admit that in its Schedule 14D-9 filing, CBI stated,

         among other things, that:  (a) CBI's Board believes "that the interests of the Company's stockholders would be best served if the Company were to actively explore alternatives to maximize shareholder value"; (b) "the Company is in the preliminary stages of discussion or negotiation concerning a possible










         transaction involving the Company of the type described [there-

         in], having entered into confidentiality and standstill agree-

         ments concerning the furnishing of confidential information to parties indicating an interest in such a transaction and having responded to due diligence inquiries"; and (c) "the Company has had preliminary discussions with other parties regarding their potential interest in such a transaction."


                   23.  Deny the allegations contained in paragraph 23.


                   24.  Deny the allegations contained in paragraph 24.


                   25.  Deny the allegations contained in paragraph 25.


                   26.  Deny the allegations contained in paragraph 26,

         except admit that CBI entered into the Rights Agreement on

         March 4, 1986, and respectfully refer the Court to such Rights

         Agreement, as subsequently amended and restated, for the com-

         plete terms thereof.


                   27.  Deny the allegations contained in paragraph 27,

         except admit that:  (a) on December 20, 1994, the Rights Agree-

         ment was amended and respectfully refer the Court to such

         amendment for the terms thereof; (b) the amendment was adopted following the receipt of certain proposals from Airgas, Inc.

         ("Airgas"); and (c) Airgas ultimately withdrew its proposals to

         CBI.











                   28.  Deny the allegations contained in paragraph 28,

         and respectfully refer the Court to the Rights Agreement for the complete terms thereof.


                   29.  Deny the allegations contained in paragraph 29,

         and respectfully refer the Court to the Rights Agreement for the complete terms thereof.


                   30.  Deny the allegations contained in paragraph 30,

         and respectfully refer the Court to the Rights Agreement for the complete terms thereof.


                   31.  Deny the allegations contained in paragraph 31.


                   32.  Deny the allegations contained in paragraph 32.


                   33.  In response to the allegations contained in

         paragraph 33, respectfully refer the Court to Article Tenth of

         CBI's Restated Certificate of Incorporation (the "Certificate")

         for the complete terms thereof.


                   34.  In response to the allegations contained in

         paragraph 34, respectfully refer the Court to Article Fifteenth of the Certificate for the complete terms thereof.


                   35.  In response to the allegations contained in

         paragraph 35, respectfully refer the Court to Article Fifteenth of the Certificate for the complete terms thereof.











                   36.  Deny the allegations contained in paragraph 36.


                   37.  Deny the allegations contained in paragraph 37,

         and respectfully refer the Court to Article Fourteenth of the

         Certificate and to Article IV, Section 3 of CBI's By-Laws (the

         "By-Laws") for the complete terms thereof.


                   38.  Deny the allegations contained in paragraph 38,

         and respectfully refer the Court to Article Sixth of the Cer-

         tificate and Article IV, Section 9 of the By-Laws for the com-

         plete terms thereof.


                   39.  Deny the allegations contained in paragraph 39,

         and respectfully refer the Court to Articles Tenth and Fif-

         teenth of the Certificate and Article IV, Section 9 of the By-

         Laws for the complete terms thereof.


                   40.  Deny the allegations contained in paragraph 40.


                   41.  Admit the allegations contained in paragraph 41.


                   42.  Deny the allegations contained in paragraph 42,

         and respectfully refer the Court to Section 203 of the Delaware

         General Corporation Law for the complete terms thereof.


                   43.  Deny the allegations contained in paragraph 43.


                   44.  Deny the allegations contained in paragraph 44.












                   45.  In response to the allegations contained in

         paragraph 45, defendants incorporate by reference their re-

         sponses to paragraph 1 through 44.


                   46.  Deny the allegations contained in paragraph 46.


                   47.  Deny the allegations contained in paragraph 47.


                   48.  In response to the allegations contained in

         paragraph 48, defendants incorporate by reference their re-

         sponses to paragraphs 1 through 47.


                   49.  Deny the allegations contained in paragraph 49,

         except admit that Praxair purports to seek declaratory relief.


                   50.  Deny the allegations contained in paragraph 50.


                   51.  In response to the allegations contained in

         paragraph 51, defendants incorporate by reference their re-

         sponses to paragraphs 1 through 50.


                   52.  Deny the allegations contained in paragraph 52.


                   53.  Deny the allegations contained in paragraph 53.


                         FOR A FIRST AFFIRMATIVE DEFENSE


                   54.  The Complaint fails to state a claim upon which

         relief may be granted.












                         FOR A SECOND AFFIRMATIVE DEFENSE


                   55.  The conduct of the CBI Board of Directors has

         not coerced CBI shareholders in any respect and has not pre-

         cluded Praxair from acquiring CBI.  Moreover, the conduct of the CBI Board of Directors has been reasonable in relation to the threat posed by Praxair's unsolicited and financially inad-

         equate proposal.


                   56.  The CBI Board of Directors has acted on an in-

         formed basis, in good faith, and for a proper corporate pur-

         pose.


                   57.  Accordingly, the CBI Board of Directors and

         their conduct are entitled to the protections of the business judgment rule.


                         FOR A THIRD AFFIRMATIVE DEFENSE


                   58.  On November 20, 1995, counsel for CBI sent coun-

         sel for Praxair a draft confidentiality and standstill agree-

         ment for Praxair's signature that was no less favorable to

         Praxair than the agreements CBI has entered into with other potential bidders.  Praxair refused to sign the proposed

         confidentiality and standstill agreement, which contained a two-year standstill provision, claiming that it enjoyed a

         "unique status" among the potential bidders for CBI.  On











         November 24, 1995, CBI's counsel advised Praxair's counsel that

         CBI would agree to a six-month standstill period.  Praxair has yet to respond.


                         FOR A FOURTH AFFIRMATIVE DEFENSE


                   59.  Defendant Robert J. Day is no longer a director

         of CBI.


                   WHEREFORE, the defendants demand judgment as follows:


                   A.   Dismissing the Complaint in its entirety;


                   B.   Awarding defendants all costs incurred in de-

         fending this action, including reasonable attorneys' fees; and


                   C.   Granting defendants such other and further re-

         lief as the court may deem just and proper.



         Dated:    November 27, 1995


                                       RICHARDS, LAYTON & FINGER



                                       By:  /s/ Jesse A. Finkelstein
                                            Jesse A. Finkelstein
                                            One Rodney Square
                                            P.O. Box 551
                                            Wilmington, Delaware  19899
                                            (302) 658-6541

                                            Attorneys for Defendants













         OF COUNSEL:

         WACHTELL, LIPTON, ROSEN & KATZ
         51 West 52nd Street
         New York, New York  10019
         (212) 403-1000























































                              CERTIFICATE OF SERVICE


                    IT IS HEREBY CERTIFIED that on November 27, 1995, two copies of the attached Answer of Defendants to the Amended Complaint were served by hand on the attorney listed below at the address indicated:


                          Elaine C. Reilly, Esquire
                          Morris, Nichols, Arsht & Tunnell
                          1201 N. Market Street
                          Wilmington, DE 19801



                                      /s/ Jesse A. Finkelstein
                                          Jesse A. Finkelstein































                                        14